UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 31, 2008
Date of Report (Date of Earliest Event Reported)

AUTOLIV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices, including zip code)

+46 8 587 20 600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Autoliv, Inc. (the “Company”) issued a press release announcing that the Company has appointed a new Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

(c) On March 31, 2008 Autoliv, Inc. announced the appointment of Marika Fredriksson as Vice President Finance and new Chief Financial Officer. She will assume her new position by September 1, 2008. She is currently Senior Vice President Finance and Strategy and Chief Financial Officer of Volvo Construction Equipment (VCE) in Brussels, Belgium. Marika Fredriksson succeeds Magnus Lindquist who has accepted an offer to become partner in a European private equity firm and will leave his position as CFO of Autoliv on May 15. For the time until Marika Fredriksson assumes the position on September 1, Mats Wallin will be acting CFO in parallel with his current duties as Head of Corporate Control.

(c) EXHIBITS

99.1 Press release of Autoliv, Inc. dated March 31, 2008 announcing that the Company has appointed a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date March 31, 2008	Autoliv, Inc. (Registrant)

/s/ Lars A. Sjöbring
Lars A. Sjöbring Vice President – Legal Affairs, General Counsel and Secretary